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                                                       Exhibit 23




            CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report included in this Form 11-K for the Kansas Gas and Electric Company 401(k) Plan, into the Company's previously filed Registration Statement File No. 33-47344.






 Arthur Andersen & Co.




Kansas City, Missouri
  June 27, 1994